Exhibit 1

TELE NORTE LESTE PARTICIPAÇÕES S.A.

Corporate Taxpayers' Registry (CNPJ/MF) No. 02.558.134/0001-58

BOARD OF TRADE (NIRE) No. 33 3 0026253 9

Publicly-Held Company

Minutes of the Extraordinary General Shareholders’ Meeting of Tele Norte Leste Participações S.A., held on June 28, 2011, recorded in summary form, pursuant to Paragraph 1 of Article 14 of the Bylaws:

1.	Date, time and place: June 28, 2010, at 10:30 a.m., at the headquarters of Tele Norte Leste Participações S.A. (the “Company”), located at Rua Humberto de Campos, No. 425, 8th floor – Leblon, in the City of Rio de Janeiro, State of Rio de Janeiro.

2.	Agenda: Proposal to amend the Company’s Bylaws, to provide for the creation of an Independent Special Committee to evaluate the proposed merger of the Company into Brasil Telecom S.A.

3.	Call Notice: Call notice published in the newspapers “Diário Oficial do Estado do Rio de Janeiro”, Section V, on June 10, 13 and 14, 2011, pages 16, 8 and 25, respectively; and “Valor Econômico – Edição Nacional”, on June 10, 13 and 14, 2010, pages B11, B13 and C11, respectively, pursuant to Article 133, of Law No. 6,404/76.

4.	Attendance: Shareholders representing 75.61% (seventy-five and sixty-one one hundredths percent) of voting shares of the Company, according to the signatures in the Shareholders’ Attendance Record. The shareholders in attendance constituted the quorum provisioned by Article 135 of Law No. 6,404/76. In addition, in attendance were Fernando Linhares Filho, representing the Fiscal Council, and Daniella Geszikter Ventura.

5.	Chair: Rafael Padilha Calábria and Daniella Geszikter Ventura acted as Chair and Secretary of the meeting, respectively.

6.	Decisions: Shareholders in attendance representing 75.61% (seventy-five and sixty-one one hundredths percent) of voting shares of the Company, reached decisions as follows:

6.1	Shareholders present unanimously approved, without reservation, the proposal to amend the Company’s Bylaws to provide for the creation of an Independent Special Committee, to be composed of three members, each independent and not managers of the Company, with established experience and expertise, which will assess the conditions of the proposed merger of the Company into Brasil Telecom S.A., in accordance with the requirements of CVM instruction No. 35/08. As a result, the Company’s Bylaws will include the new Article 42, as follows:

“Article 42 — The Company will rely, on a provisional basis, on an Independent Special Committee formed in accordance with the requirements of CVM instruction No. 35/08 to evaluate the proposed merger of the Company into its controlling shareholder Brasil Telecom S.A., and submit its recommendations to the Company’s Board of Directors.

1	TELE NORTE LESTE PARTICIPAÇÕES S.A. Extraordinary General Shareholders Meeting held on June 28, 2011

§ 1. The Independent Special Committee will be composed of three members appointed by the Board of Directors, each independent and not administrators of the Company, who have established experience and expertise and will be subject to the same legal duties and responsibilities as administrators, in accordance with Article 160 of the Brazilian Corporate Law.

§ 2. Members of the Independent Special Committee who meet the definition of “independent advisor” as provided in the Listing Regulations of the Novo Mercado segment of the BOVESPA, will be presumed independent.

§ 3. The Independent Special Committee will not have executive or deliberative duties and its opinions, proposals and recommendations will be delivered to the Board of Directors for deliberation.

§ 4. The Board of Directors will determine compensation for the members of the Independent Special Committee and authorize the Executive Board to hire its members, as well as independent advisors to support the Independent Special Committee.”

Consequently, the effective Bylaws of the Company will take the form as set forth in Annex I hereto.

7. Closing: With no other matters to discuss, the Chair deemed this Extraordinary General Shareholders’ Meeting adjourned and these minutes were drafted in summary form, pursuant to Article 130, Paragraph 1, of the Brazilian Corporate Law. After being read, the minutes were approved and signed by shareholders representing all those at the meeting, the publication of minutes without the signatures of shareholders in attendance being authorized by Article 130, Paragraph 2, of Law No. 6,404/76.

Signatures: Rafael Padilha Calabria, Chair; Daniella Geszikter Ventura, Secretary; Fernando Linhares Filho, representing the Fiscal Council; Shareholders: Amundi (currently known as Credit Agricole Asset Management); Amundi Funds; EP Tisdale LLC; Eton Park Fund, L.P.; British Coal Staff Superannuation Scheme; Capital Guardian All Country World Equity Fund for Tax-Exempt Trusts; Capital Guardian Emerging Markets Equity DC Master Fund; Capital Guardian Emerging Markets Equity Fund for Tax-Exempt Trusts; Capital Guardian Emerging Markets Equity Master Fund; Capital Guardian Emerging Markets Restricted Equity Fund for Tax-Exempt Trusts; Capital International Emerging Markets Fund; Capital International Fund; Cikk Fund – Capital International all Countries Fund; Emerging Markets Growth Fund Inc.; Europacific Growth Fund; First State Global Emerging Markets Leaders Fund; JNL/Capital Guardian Global Balanced Fund; New World Fund Inc; Norges Bank; State of Wyoming, Wyoming State Treasurer; The Wellcome Trust Limited; Vanguard Investment series, PLC; Vanguard Total International Stock Index Fund, a series of Vanguard Star Funds; Vanguard Emerging Markets Stock Index Fund; American Funds Insurance Series – New World Fund; AT&T Union Welfare Benefit Trust; Bellsouth Corporation RFA Veba Trust; BGI Emerging Markets Strategic Insights Fund Ltd; Blackrock Institutional Trust Company, N.A.; BNP Paribas L1 – Equity Latin America (currently known as Fortis L, Fund Equity Latin America); Caisse de Depot et Placement du Quebec; CF DV Emerging Markets Stock Index Fund; College Retirement Equities Fund; Eaton Vance Parametric Tax-Managed Emerging Markets Fund (currently known as Eaton Vance Tax-Managed Markts Fund); Emerging Markets Index Fund E; Emerging Markets Sudan Free Equity Index Fund; Fidelity Fixed-Income Trust: Fidelity series Global Ex U.S. Index Fund; First State Inv Gl Em Mkt Lds FD a S-FD Of F St Inv D ST F; First State Investments Group Trust; Ford Motor Company Defined Benefit Master Trust; Future Fund Board of Guardians; IBM Diversified Global Equity Fund;

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IBM 401 (K) Plus Plan (currently known as IBM Savings Plan); Illinois State Board of Investment; International Bank for Reconstructional and Development, A T F/Ret Staff Bem Plan And Trust; Ishares II Public Limited Company; Ishares MSCI Brazil (Free) Index Fund; Ishares MSCI BRIC Index Fund; Ishares Public Limited Company; John Hancock Funds II International Equity Index Fund; National Pension Service; John Hancock Trust International Equity Index Trust A; John Hancock Trust International Equity Index Trust B; Kansas Public Employees Retirement System; Managed Pension Fund Limited; New Zealand Superannuation Fund; Northern Trust Non-UCITS Common Contractual Fund; The Bank Of Korea; Northern Trust Quantitative Fund PLC (currently known as Northern Trust Investment Funds PLC); Public Employee Retirement System of Idaho; Schwab Fundamental Emerging Markets Index Fund; SSGA MSCI Brazil Index Non-Lending QP Common Trust Fund; State of California Public Employees Retirement System; State ST Bank And Trust Company Inv Fds Fr Tax Ex Retir Plans; Dominion Resources Inc. Master Trust; State Street Emerging Markets; Teacher Retirement System of Texas; The Hospital Authrority Provident Fund Scheme; The Master Trust Bank of Japan, Ltd. as Trustee of MTBC 400035139; The Northwestern Mutual Life Insurance CO; The Pension Reserves Investment Management Board; The Texas Education Agency; TIAA-CREF Funds – TIAA-CREF Emerging Markets Equity Index Fund; Vanguard FTSE All-World EX-US Index Fund, A Series of Vanguard International Equity Index Funds; Wheels Common Investment Fund; West Virginia Investment Management Board; BP Pension Fund; Trustees Of The State Of Berenice Pauahi Bishop DBA Kamehameha Schools; Brandes Emerging Markests Equity Fund; Brunei Investment Agency; Emerging Markets Equity Trust 4; Essex County Council; ING Wisdomtree Global High-Yielding Equity Index Portfolio; Ishares MSCI Emerging Markets Index Fund; Mellon Bank N.A EB Collective Investment Fund Plan; Microsoft Global Finance Limited; Ministry of Strategy and Finance; Panagora Group Trust; Pyramis Global Ex U.S. Index Fund LP; SSGA SPDR ETFS EUROPE I PLC; Southern CA Edison CO Nuclear FAC Qual CPUC Decom M T for as; ST. Jame's Place Global Emerging Markets Unit Trust; The MCGraw Hill Retirement Plan Collective Investment Trust; The Monetary Authority of Singapore; The Royal Bank of Scotland PLC as D of First State Global E.M.L. Fund a sub FD of First State Inv. IC; The Royal Bank of Scotland PLC as D of First State Global E.M. Sustainability Fund of First State Investments ICVC; The Royal Bank of Scotland PLC as D of First State Global Emerging Markets; The Royal Bank of Scotland PLC as D of First State Latin America Fund A sub Fund of First State; The State Teachers Retirement System Of Ohio; Vanguard Total World Stock Index Fund, A Series of Vanguard International Equity Index Funds; Wilmington Multi-Manager International Fund (represented by Anali Penteado Buratin); Telemar Participações S/A; Valverde Participações S/A; Bratel Brasil S/A (represented by Ana Carolina dos Remédios Monteiro da Motta); Daniella Geszikter Ventura; and Rafael Padilha Calabria.

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, June 28, 2011.

Daniella Geszikter Ventura

Secretary

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